EXHIBIT 23.2























               Consent of Independent Auditors with respect to Form 10-K/A for the 401(k) Stock Purchase Plan.

                     Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, and the Registration Statement (Form S-4 No. 333-23225 and Form S-4 No. 333-23225-01) pertaining to the registration and exchange of $100,000,000 in capital securities, Series A, of our report dated June 20, 1997, with respect to the financial statements of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates included in this Annual Report (Form 10-K as amended by this Form 10-K/A) for the year ended December 31, 1996.



                                                ERNST & YOUNG LLP

San Antonio, Texas
June 27, 1997